Exhibit 10.7

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first set forth above.

ROTECH HEALTHCARE INC.

/s/ Timothy C. Pigg
Name:	Timothy C. Pigg
Title:	CEO

Executive

/s/ Thomas J. Koenig
Thomas J. Koenig

[Signature Page to Employment Agreement]